UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Relating to Accountants and Financial Statements

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 2, 2005, the management and Audit Committee of FreightCar America, Inc. (the “Company”) determined that the Company’s (i) audited consolidated financial statements included in the Company’s Registration Statement on Form S-1 (Registration No. 333-123384) and the Company’s Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Registration No. 333-123875) and (ii) unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005 should not be relied upon. This conclusion resulted from the Company’s review of accounting literature and recent interpretations and a reevaluation of its accounting for changes in restricted cash balances under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” as reported in the Company’s Consolidated Statements of Cash Flows.

The restatements of the Consolidated Statements of Cash Flows for the periods described above have no effect on the overall net cash and cash equivalent position of the Company previously reported for the years ended December 31, 2002, 2003 and 2004 and the three months ended March 31, 2004 and 2005 and the six months ended June 30, 2004. The restated information did not result in any change to any financial information included in the Company’s Consolidated Statements of Operations, Balance Sheets and/or Statements of Stockholders’ Equity (Deficit) for such periods.

The Company’s cash flows from restricted cash deposits, which were reported as cash flows from operating activities in the Company’s audited Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2003 and 2004 and the Company’s unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2005, should have reported such changes in restricted cash deposits as cash flows from investing activities. The aggregate effects of the restatement of the Company’s Consolidated Statements of Cash Flows for such periods are as follows (in thousands):

1)	for the year ended December 31, 2002, increase “Net cash flows provided by operating activities” by $55 and increase “Net cash flows used in investing activities” by the same amount;

2)	for the year ended December 31, 2003, increase “Net cash flows provided by operating activities” by $7,582 and increase “Net cash flows used in investing activities” by the same amount;

3)	for the year ended December 31, 2004, decrease “Net cash flows used in operating activities” by $1,257 and increase “Net cash flows used in investing activities” by the same amount;

4)	for the three months ended March 31, 2004, decrease “Net cash flows used in operating activities” by $14 and increase “Net cash flows used in investing activities” by the same amount; and

5)	for the three months ended March 31, 2005, increase “Net cash flows provided by operating activities” by $40 and increase “Net cash flows used in investing activities” by the same amount.

Although the Company’s Condensed Consolidated Statements of Cash Flows included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 properly reported the Company’s restricted cash deposits for the six months ended June 30, 2004 as cash

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flows from investing activities, the interim financial statements should have indicated that the Company’s Condensed Consolidated Statements of Cash Flows for such period are restated and should have included an explanatory note regarding the reclassification of cash flows from restricted cash deposits as cash flows from investing activities.

The Company’s management and Audit Committee have discussed the foregoing matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Attached hereto as Exhibit 99.1 are the Company’s restated Consolidated Financial Statements for the years ended December 31, 2002, 2003 and 2004 and the Report of Independent Registered Public Accounting Firm related thereto. The Company plans to file amendments to the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005 to reflect the restated financial information for such periods.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Report of Independent Registered Public Accounting Firm and Restated Consolidated Financial Statements for the years ended December 31, 2002, 2003 and 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: September 2, 2005	By:	/s/ KEVIN P. BAGBY
	Name:	Kevin P. Bagby
	Title :	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

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